UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

GREAT AJAX CORP.

(Exact name of Registrant as specified in Its Charter)

Maryland	47-1271842
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9400 SW Beaverton-Hillsdale Hwy, Suite 131 Beaverton, OR 97005	97005
(Address of principal executive office)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered

7.25% Convertible Senior Notes due 2024	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box.   ☐

Securities Act registration statement file number to which this form relates: File No. 333-209513 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN

REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the 7.25% convertible senior notes due 2024 (the “Notes”) of Great Ajax Corp. (the “Registrant”) to be registered hereunder, reference is made to the heading “Description of Notes” in the Registrant’s prospectus supplement, dated April 20, 2017, to the prospectus, dated April 12, 2016 (the “Prospectus”), constituting part of the Registration Statement on Form S-3 (File No. 333-209513), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), the related information under the heading “Description of Debt Securities” in the Prospectus, and any description included in a form of prospectus supplement subsequently filed by the Registrant under Rule 424(b) under the Securities Act. The Notes are expected to be listed on the New York Stock Exchange.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the SEC.

Exhibit No.	Exhibit
3.1	Articles of Amendment and Restatement (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-11 confidentially submitted to the SEC on September 23, 2014 (File No. 333-00787)).
3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-11 confidentially submitted to the SEC on September 23, 2014 (File No. 333-00787)).
4.1	Base Indenture (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on April 19, 2017).
4.2	First Supplemental Indenture (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on April 25, 2017).
4.3	Form of 7.25% Convertible Senior Note (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on April 25, 2017).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GREAT AJAX CORP.

(Registrant)

Date: April 25, 2017	By:	/s/ Lawrence Mendelsohn
	Name:	Lawrence Mendelsohn
	Title:	Chief Executive Officer